Exhibit 99.2

Natural Grocers by Vitamin Cottage, Inc. Announces Election of New Director

Lakewood, Colorado, August 6, 2020. Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) today announced that David C. Rooney was unanimously elected to the company’s board of directors on August 5, 2020. Mr. Rooney’s election filled the vacant seat on the board created by the previously announced retirement of Michael T. Campbell, which was effective August 5, 2020. Mr. Rooney will serve an initial term expiring at the company’s 2023 annual meeting of stockholders. Mr. Rooney, who recently retired as an audit partner at Deloitte & Touche LLP, was also appointed to serve as Chair of the board’s Audit Committee.

"Our announcement of David’s election to our board reflects our effective succession planning and ensures that we will maintain the full array of skills and experience needed to provide strong board leadership and oversight,” said Kemper Isely, Natural Grocers’ Co-President and Chairman. “His significant financial and auditing experience will be highly beneficial to our board. I want to thank Michael Campbell for his leadership and exemplary service to the board. It has been a privilege to serve with him over the past eight years.”

Mr. Rooney, 62, recently retired after a 40-year career with Deloitte & Touche LLP, where he served as an audit partner and held numerous leadership roles. During his time at Deloitte, he served as partner-in-charge of the Denver audit practice, as Colorado practice leader for services to the Consumer & Industrial products industries, and as an advisory partner, advising public and private companies on critical business issues. He has extensive experience in the areas of accounting and finance, risk assessment, internal controls, corporate governance, mergers and acquisitions, and public offerings.

About Natural Grocers by Vitamin Cottage

Natural Grocers by Vitamin Cottage, Inc. (NYSE: NGVC) is an expanding specialty retailer of natural and organic groceries, body care products and dietary supplements. The products sold by Natural Grocers must meet strict quality guidelines and may not contain artificial colors, flavors, preservatives or sweeteners, or partially hydrogenated or hydrogenated oils. The Company sells only USDA certified organic produce and exclusively pasture-raised, non-confinement dairy products, and free-range eggs. Natural Grocers’ flexible smaller-store format allows it to offer affordable prices in a shopper-friendly retail environment. The Company also provides extensive free science-based nutrition education programs to help customers make informed health and nutrition choices. The Company, founded in 1955, has 159 stores in 20 states.

Visit www.NaturalGrocers.com for more information and store locations.

Forward-Looking Statements

The following constitutes a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, statements in this release are “forward-looking statements” and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements that are not statements of historical fact are forward-looking statements. Actual results could differ materially from those described in the forward-looking statements because of factors such as risks and challenges related to the COVID-19 pandemic and government mandates, the economy, changes in the Company’s industry, business strategy, goals and expectations concerning the Company’s market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, future growth, other financial and operating information and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 (the Form 10-K) and the Company’s subsequent quarterly reports on Form 10-Q. The information contained herein speaks only as of the date of this release and the Company undertakes no obligation to update forward-looking statements, except as may be required by the securities laws.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Form 10-K and the Company’s subsequent quarterly reports on Form 10-Q, copies of which may be obtained by contacting Investor Relations at 303-986-4600 or by visiting the Company’s website at http://Investors.NaturalGrocers.com.

Investor Contact:

Scott Van Winkle, ICR, Managing Director, 617-956-6736, scott.vanwinkle@icrinc.com